Registration No. 333-92715

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

DQE, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1598483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

411 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

DQE, Inc. Long-Term Incentive Plan
(Full title of the plan)

Morgan K. O’Brien
President and Chief Executive Officer
411 Seventh Avenue
Pittsburgh, Pennsylvania 15219
(Name and address of agent for service)

(412) 393-6000
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-92715) is to note that (i) the Registrant has replaced the DQE, Inc. Long-Term Incentive Plan (the “Original Plan”) with the DQE, Inc. 2002 Long-Term Incentive Plan (the “2002 Plan”) and (ii) the 2,690,468 shares of the Registrant’s Common Stock, no par value (the “Common Stock”), that were registered under such Registration Statement but that, as of the date hereof, have not been issued, are carried forward to the Registrant’s Registration Statement on Form S-8 filed as of the date hereof (File No. 333-            ) with respect to the shares of the Registrant’s Common Stock issuable under the 2002 Plan. No further shares will be issued under the Original Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a post-effective amendment to Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 23rd day of January, 2003.

DQE, INC.

By:	/s/ Morgan K. O’Brien
Morgan K. O’Brien President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas L. Rabuzzi his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ Morgan K. O’Brien Morgan K. O’Brien	President and Chief Executive Officer (Principal Executive Officer) and a Director	January 23, 2003

/s/ Stevan R. Schott Stevan R. Schott	Vice President and Controller (Principal Financial Officer and Principal Accounting Officer)	January 23, 2003

/s/ Daniel Berg Daniel Berg	Director	January 23, 2003

/s/ Doreen E. Boyce Doreen E. Boyce	Director	January 23, 2003

Signature	Capacity	Date

/s/ Robert P. Bozzone Robert P. Bozzone	Director	January 23, 2003

Charles C. Cohen	Director	January 23, 2003

/s/ Sigo Falk Sigo Falk	Director	January 23, 2003

/s/ David M. Kelly David M. Kelly	Director	January 23, 2003

/s/ Steven S. Rogers Steven S. Rogers	Director	January 23, 2003

/s/ Eric W. Springer Eric W. Springer	Director	January 23, 2003

/s/ John D. Turner John D. Turner	Director	January 23, 2003